UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________

Form 8-K
_____________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 7, 2020

PERCEPTRON, INC.
(Exact name of registrant as specified in charter)

Michigan	0-20206	38-2381442
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

47827 Halyard Drive, Plymouth, MI	48170-2461
(Address of principal executive offices)	(Zip Code)

(734) 414-6100
(Registrant's telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value Rights to Purchase Preferred Stock	PRCP	The Nasdaq Stock Market LLC (Nasdaq Global Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company [    ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [    ]

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 7, 2020, Perceptron, Inc. (the “Company”) issued a press release announcing that the Board of Directors of the Company appointed Bill Roeschlein as the Interim Vice President, Finance and Chief Financial Officer of the Company, effective January 7, 2020. Mr. Roeschlein will also serve as the principal financial officer and principal accounting officer of the Company.

Mr. Roeschlein succeeds Laura Pecoraro who previously served as the Company’s Vice President, Finance and as the Company’s principal financial officer and principal accounting officer. As previously disclosed, on November 22, 2019, Ms. Pecoraro notified the Company of her decision to resign from the Company. Ms. Pecoraro will remain with the Company during a transition period that is expected to last until mid to late January 2020.

Mr. Roeschlein, age 50, served as the Chief Financial Officer and Principal Financial and Accounting Officer of Intermolecular, Inc. from April 2017 until December 2019. From August 2015 to April 2017, Mr. Roeschlein served as Vice President of Finance of Intermolecular, Inc. where he was responsible for corporate accounting and financial planning. From January 2015 to July 2015 and from May 2010 to December 2012, Mr. Roeschlein was an advisor for high technology companies, including Trident Microsystems, Inc. From January 2013 to December 2014, Mr. Roeschlein served as Chief Financial Officer of Aurora Algae, Inc., a producer of algae-derived products for the nutrition and biofuel markets. From 2008 to 2010, Mr. Roeschlein served as Chief Financial Officer for Power Integrations, Inc., a supplier of high-voltage analog semiconductors for power conversion. From 2006 to 2008, Mr. Roeschlein served as Chief Financial Officer for Selectica, Inc., a provider of cloud-based software solutions. Prior to 2006, Mr. Roeschlein served in various corporate controller and financial management roles at Ultra Clean Technology, Asyst Technologies, Hewlett-Packard and Coopers & Lybrand.

Mr. Roeschlein’s weekly base salary will be $7,200. He will not participate in the Company’s Fiscal 2020 Executive Short Term Incentive Plan or Long Term Incentive Plan, nor employee benefit programs, except to the extent required by law. He will be reimbursed for reasonable travel, housing and rental car expenses incurred in the performance of his duties.

Attached hereto and incorporated by reference as Exhibit 99.1 is the press release relating to such announcement. Such information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such filing.

Item 9.01. Financial Statements and Exhibits.

D. Exhibits.

Exhibit No.	Description
Exhibit 99.1	Press Release, dated January 7, 2020.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PERCEPTRON, INC.

Date: January 7, 2020	/s/ Jay W. Freeland
By: Jay W. Freeland
Its: Chairman of the Board and Interim President and Chief Executive Officer